Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EAGLE MOUNTAIN CORPORATION", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JULY, A.D. 2015, AT 10:55 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3569585 8100

151062422

AUTHENTICATION: 2565629

DATE: 07-17-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:57 AM 07/17/2015
FILED 10:55 AM 07/17/2015
SRV 151062422 - 3569585 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

EAGLE MOUNTAIN CORPORATION

Eagle Mountain Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: The name of the Corporation is Eagle Mountain Corporation. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 17, 2002.

SECOND: The Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments ("Certificate of Amendment") to the Corporation's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that Certificate of Incorporation be amended by changing the first paragraph of Article Fourth thereof so that, as amended, said paragraph shall read as follows:

> The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 520,000,000 shares, consisting of:
>
> A. 500,000,000 shares of common stock (the "Common Stock"), par value $0.001 per share; and
> B. 20,000,000 shares of preferred stock (the "Preferred Stock"), par value $0.001 per share.

RESOLVED, that Article Fourth of the Certificate of Incorporation be amended by adding the following paragraphs at the end thereof:

> Upon the effectiveness (the "Effective Time") of this Certificate of Amendment, each eighteen shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time ("Old Common Stock") shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time ("New Common Stock").
>
> No fractional shares of Common Stock will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional shares to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.
>
> Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of New Common Stock to which such holder

shall be entitled pursuant to the provisions of the immediately preceding paragraphs. Any certificate for one or more shares of the Old Common Stock not so surrendered shall be deemed to represent one share of the New Common Stock for each eighteen shares of the Old Common Stock previously represented by such certificate.

THIRD: The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

FIFTH: This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Ronald Cormick, its Chief Executive Officer, this 16th day of July, 2015

EAGLE MOUNTAIN CORPORATION

By: [signature]
Name: Ronald Cormick
Title: Chief Executive Officer